EXHIBIT 5

                                  Law Offices of
                          Donovan Leisure Newton & Irvine
                               30 Rockefeller Plaza
                             New York, New York  10112




                                         September 8, 1995



           Alleghany Corporation
           Park Avenue Plaza
           New York, New York 10055

                     Re:  Alleghany Corporation
                          Registration Statement on Form S-3
                          Filed with the Securities and Exchange
                          Commission on September 8, 1995
                          --------------------------------------

           Gentlemen:

                     We are acting as counsel for Alleghany Corporation, a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), of 78,972 shares of common stock, par value $1.00 per share (the "Shares"), which are presently outstanding and will be offered for the accounts of certain stockholders of Alleghany (the "Selling Stockholders") under the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 8, 1995 (the "Registration Statement").

                     We are familiar with the proceedings of Alleghany relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

                     Based upon the foregoing, we are of the opinion that the Shares to be offered for the accounts of the Selling

           Stockholders have been duly authorized and validly issued, and are fully paid and nonassessable.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Opinion." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ Donovan Leisure Newton & Irvine